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                                                                    EXHIBIT 3.11


                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 12/09/1998
                                                            981472641 -- 2115033



                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 ENDOREX CORP.



     ENDOREX CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of Endorex Corp., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that the Certificate of Incorporation of this corporation be Amended by changing Article FIRST thereof so that, as amended said Article shall be read as follows:

     "FIRST, The name of the Corporation is Endorex Corporation."

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation law of the State of Delaware.

     IN WITNESS WHEREOF, said Endorex Corp. has caused this certificate to be signed by David G. Franckowiak, its authorized officer, this 9/th/ day of December, 1998.



                                     /s/ David G. Franckowiak
                                     ------------------------------------------
                                     David G. Franckowiak
                                     Vice President, Finance and Administration